Exhibit 2.2

                                MidSouth National Bank
                         P. O. Box 3745 Lafayette, La.  70502




          May 25, 1995

          I HEREBY CERTIFY that I am the duly elected and qualified Secretary of MIDSOUTH NATIONAL BANK and the keeper of the records and corporate seal of said Corporation; that the following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors thereof held in accordance with its By-laws at its offices at 102 Versailles, Lafayette, Louisiana, on the 17th day of May 1995 and that the same is now in full force.


                                  COPY OF RESOLUTION

               RESOLVED, that pursuant to Section 9.2 of the Agreement and Plan of Merger dated December 28, 1994, between MidSouth Bancorp, Inc. and MidSouth National Bank on the one hand, and Sugarland Bancshares, Inc. and Sugarland State Bank, on the other (the "Plan"), the Board of Directors hereby expressly waives the right of termination date set forth in Section 7.1(c) of the Plan to the extent and only to the extent, that the right of termination provided therein will not be available unless the Merger, as defined in the Plan, does not occur on or before July 31, 1995.

                                   /s/ Karen L. Hail
          05 - 25 - 95             ___________________________________
          Date                     Karen L. Hail, Secretary

                                MidSouth Bancorp, Inc.



          May 25, 1995


          I HEREBY CERTIFY that I am the duly elected and qualified Secretary of MIDSOUTH BANCORP, INC. and the keeper of the records and corporate seal of said Corporation; that the following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors thereof held in accordance with its By-Laws at its offices at 102 Versailles, Lafayette, Louisiana, on the 17th day of May 1995 and that the same is now in full force.


                                  COPY OF RESOLUTION


               RESOLVED, that pursuant to Section 9.2 of the Agreement and Plan of Merger dated December 28, 1994, between MidSouth Bancorp, Inc. and MidSouth National Bank on the one hand, and Sugarland Bancshares, Inc. and Sugarland State Bank, on the other (the "Plan"), the Board of Directors hereby expressly waives the right of termination date set forth in Section 7.1(c) of the Plan to the extent and only to the extent, that the right of termination provided therein will not be available unless the Merger, as defined in the Plan, does not occur on or before July 31, 1995.





          _________________________          ________________________
          Date                               Karen L. Hail, Secretary